UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2006

AMERIPRISE FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32525	13-3180631
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Ameriprise Financial Center Minneapolis, Minnesota		55474
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (612) 671-3131

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                                             Results of Operations and Financial Condition.

On January 26, 2006, Ameriprise Financial, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and full year of 2005.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference and furnished herewith.  In addition, the Company furnishes herewith, as Exhibit 99.2, its Quarterly Statistical Supplement for the quarterly period and full year ended December 31, 2005.

The press release furnished as Exhibit 99.1 includes references to “adjusted earnings,” “adjusted revenues” and “adjusted expenses” and related per diluted share data and other related “adjusted” financial measures, which are non-GAAP financial measures.  These adjusted financial measures exclude the cumulative effect of accounting changes, discontinued operations, AMEX Assurance and non-recurring costs related to the Company’s separation from American Express Company (“AXP”).  The press release also includes references to certain financial measures “before separation costs” and “before tax benefit attributable to separation costs” and “separation costs, after-tax,” which are non-GAAP financial measures that exclude the impact of non-recurring costs and associated tax benefits related to the Company’s separation from AXP.  The Company believes that these non-GAAP financial measures are useful to investors because they are more indicative of the Company’s operating performance than the most directly comparable GAAP financial measures.

Item 9.01                                             Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release dated January 26, 2006 announcing financial results for the fourth quarter and full year of 2005

Exhibit 99.2	Quarterly Statistical Supplement for the quarterly period and full year ended December 31, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AMERIPRISE FINANCIAL, INC.
(REGISTRANT)

DATE: January 26, 2006	By:	/s/ Walter S. Berman
		Name:	Walter S. Berman
		Title:	Executive Vice President and Chief Financial Officer